UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 25, 2019

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (Owens-Illinois, Inc.) Delaware (Owens-Illinois Group, Inc.) (State or other jurisdiction of incorporation)	1-9576 33-13061 (Commission File Number)	22-2781933 34-1559348 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol	Name of each exchange on which registered
Owens-Illinois, Inc.	Common stock, $.01 par value	OI	The New York Stock Exchange
Owens-Illinois Group, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2019, Owens-Illinois Group, Inc. (“OI Group”), a direct, wholly-owned subsidiary of Owens-Illinois, Inc., and certain of OI Group’s direct and indirect domestic and foreign subsidiaries entered into a Third Amended and Restated Credit Agreement and Syndicated Facility Agreement with Deutsche Bank AG New York Branch, as Administrative Agent, Owens-Illinois General Inc., as Borrowers’ Agent and the other Agents, Arrangers and Lenders named therein (the “Credit Agreement”).  The Credit Agreement amends and restates OI Group’s prior credit agreement dated as of June 27, 2018.  The Credit Agreement provides for up to $3.0 billion of borrowings pursuant to term loans and revolving credit facilities.  The term loans mature, and the revolving credit facilities terminate, in June 2024.  Borrowings under the Credit Agreement are secured by certain collateral of OI Group and certain of its subsidiaries.

The Credit Agreement contains various covenants that restrict, among other things and subject to certain exceptions, the ability of OI Group to incur certain liens, make certain investments, become liable under contingent obligations in certain defined instances only, make restricted payments, make certain asset sales within guidelines and limits, engage in certain affiliate transactions, participate in sale and leaseback financing arrangements, alter its fundamental business, and amend certain subordinated debt obligations.

The Credit Agreement also contains one financial maintenance covenant, a Leverage Ratio calculated by dividing consolidated Net Indebtedness by Consolidated EBITDA, as each term is defined and as described in the Credit Agreement.  The Leverage Ratio is subject to an increase of 0.5x for the four fiscal quarters following the consummation of certain qualifying acquisitions as specified in the Credit Agreement.  The Leverage Ratio could restrict the ability of OI Group to undertake additional financing or acquisitions to the extent that such financing or acquisitions would cause the Leverage Ratio to exceed the specified maximum.

Failure to comply with these covenants and restrictions could result in an event of default under the Credit Agreement.  In such an event, OI Group could not request borrowings under the revolving facility, and all amounts outstanding under the Credit Agreement, together with accrued interest, could then be declared immediately due and payable.  If an event of default occurs under the Credit Agreement and the lenders cause all of the outstanding debt obligations under the Credit Agreement to become due and payable, this would result in a default under a number of other outstanding debt securities and could lead to an acceleration of obligations related to these debt securities.

The Leverage Ratio also determines pricing under the Credit Agreement.  The interest rate on borrowings under the Credit Agreement is, at OI Group’s option, the Base Rate or the Eurocurrency Rate, as defined in the Credit Agreement, plus an applicable margin.  The applicable margin is linked to the Leverage Ratio.  The margins range from 1.00% to 1.50% for Eurocurrency Rate loans and from 0.00% to 0.50% for Base Rate loans.  In addition, a commitment fee is payable on the unused revolving credit facility commitments ranging from 0.20% to 0.30% per annum linked to the Leverage Ratio.

The foregoing description in this Current Report of the Credit Agreement is not intended to be a complete description of the Credit Agreement and related documents. The description is qualified in its entirety by the full text of the documents which are attached as exhibits to and incorporated by reference in this Current Report.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit
No.	Description

4.1

Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated June 25, 2019, by and among the Borrowers named therein, Owens-Illinois General Inc., as Borrowers’ Agent, Deutsche Bank AG New York Branch, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein.

4.2

First Amendment to the Fourth Amended and Restated Intercreditor Agreement, dated as of June 25, 2019, by and among Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent for the lenders party to the Credit Agreement (as defined therein) and any other parties thereto.

4.3

Domestic Guarantor Consent and Reaffirmation, dated as of June 25, 2019, by and among Owens-Illinois Group, Inc., the Subsidiary Grantors (as defined therein) and Deutsche Bank AG New York Branch, as the Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: June 26, 2019	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: June 26, 2019	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	President and Chief Financial Officer